Exhibit 16.1

August 29, 2025

U.S.Securities and Exchange Commission
Office of the Chief Accountant100 F Street, NE
Washington, DC 20549

Re: Pangaea Logistics Solutions Ltd.
File No. 001-36798

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Pangaea Logistics Solutions Ltd. dated August 29, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP